                                                                       EXHIBIT E




--------------------------------------------------------------------------------



                SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

                              PURCHASE AGREEMENT

                                    BETWEEN

                               INTEL CORPORATION

                                      AND

                       INTEGRATED CIRCUIT SYSTEMS, INC.


                         Dated as of December 23, 1999

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

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SECTION 1 - Authorization and Sale of the Preferred Stock.................. 2

            1.1.  Sale of the Preferred Stock.............................. 2

SECTION 2 - Closing Date; Delivery.......................................   2

            2.1.  Closing Date...........................................   2
            2.2.  Delivery...............................................   2

SECTION 3 - Representations and Warranties of the Company................   2

            3.1.  Organization and Qualification; Subsidiaries...........   2
            3.2.  Capitalization; Subsidiaries...........................   3
            3.3.  Authority Relative to this Agreement...................   3
            3.4.  No Violation...........................................   4
            3.5.  Financial Statements...................................   4
            3.6.  Compliance with Applicable Laws........................   5
            3.7.  Litigation.............................................   5
            3.8.  Certain Approvals......................................   5
            3.9.  Employee Benefit Plans.................................   6
            3.10. Taxes..................................................   7
            3.11. Environmental Matters..................................   8
            3.12. Absence of Certain Changes.............................  10
            3.13. Brokers................................................  11
            3.14. Material Contracts.....................................  11
            3.15. Issuance of Shares.....................................  12
            3.16. Intellectual Property..................................  12
            3.17. Related Party Transactions.............................  13
            3.18. Labor Relations and Employment.........................  14
            3.19. Year 2000..............................................  15
            3.20. Real Estate............................................  15
                  (a)   Owned Properties.................................  15
                  (b)   Leased Properties................................  15
                  (c)   Real Property Disclosure.........................  16
                  (d)   No Proceedings...................................  16
                  (e)   Condition and Operation of Improvements..........  16
                  (f)   Permits..........................................  16


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            3.21. Knowledge Qualification................................  17

SECTION 4 - Representations and Warranties of Purchaser..................  17

            4.1.  Organization...........................................  17
            4.2.  Authorization..........................................  17
            4.3.  Experience.............................................  17
            4.4.  Investment.............................................  17
            4.5.  Rule 144...............................................  18
            4.6.  No Public Market.......................................  18
            4.7.  Access to Data.........................................  18
            4.8.  Brokers or Finders.....................................  18

SECTION 5 - Conditions to Closing of Purchaser...........................  18

            5.1.  Representations and Warranties Correct.................  18
            5.2.  Covenants..............................................  19
            5.3.  Filing of Articles of Incorporation....................  19
            5.4.  Ancillary Agreements...................................  19
            5.5.  Delivery of Preferred Shares...........................  19
            5.6.  Opinion of Company Counsel.............................  19
            5.7.  Addendum to Purchase Agreement.........................  19
            5.8.  Board and Shareholder Approval.........................  19
            5.9.  Good Standing Certificate..............................  19

SECTION 6 - Conditions to Closing of Company.............................  20

            6.1.  Representations and Warranties Correct.................  20
            6.2.  Filing of Articles of Incorporation....................  20
            6.3.  Ancillary Agreements...................................  20
            6.4.  Delivery of Purchase Price.............................  20
            6.5.  Addendum to Purchase Agreement.........................  20
            6.6.  Board and Shareholder Approval.........................  20

SECTION 7 - Affirmative Covenants of the Company.........................  20

            7.1.  Financial Information..................................  20
            7.2.  Shareholder and Commission Reports.....................  21

SECTION 8 - Restrictions on Transferability of
               Securities; Registration Rights...........................  22


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            8.1.  Restrictions on Transfer...............................  22
            8.2.  Restrictive Legend.....................................  22
            8.3.  Notice of Proposed Transfers...........................  22
            8.4.  Required Registration and Notice.......................  23

SECTION 9 - Miscellaneous................................................  23

            9.1.  Governing Law..........................................  23
            9.2.  Counterparts; Telecopied Signatures....................  23
            9.3.  Termination............................................  23
            9.4.  Survival...............................................  23
            9.5.  Successors and Assigns.................................  24
            9.6.  Entire Agreement; Amendment............................  24
            9.7.  Notices, etc...........................................  24
            9.8.  Expenses...............................................  25
            9.9.  Severability...........................................  25
            9.10. Titles and Subtitles...................................  25

EXHIBITS
--------

    A.      Amended and Restated Articles of Incorporation
    B.      Amendment No. 1 to Registration Agreement
    C.      Amendment No. 1 to Stockholders Agreement
    D.      Confidentiality Agreement
    E.      Opinion of Company Counsel


DISCLOSURE SCHEDULE
-------------------

                SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK
                              PURCHASE AGREEMENT


          This Series A Cumulative Convertible Preferred Stock Purchase Agreement ("Agreement") is made this 23rd day of December, 1999, between INTEL CORPORATION, a Delaware corporation (the "Purchaser"), and INTEGRATED CIRCUIT SYSTEMS, INC., a Pennsylvania corporation (the "Company").

          WHEREAS, The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "1933 Act") and Section 4(6) of the 1933 Act;

          WHEREAS, The Company's Board of Directors has authorized a new series of preferred stock, designated as its Series A Cumulative Convertible Preferred Stock (the "Preferred Stock"), having the rights and preferences set forth in the Amended and Restated Articles of Incorporation of Integrated Circuit Systems, Inc. attached hereto as Exhibit "A" (the "Articles of Incorporation"), and the Board and the Company's shareholders have approved the Articles of Incorporation;

          WHEREAS, The Preferred Stock is convertible into shares of Class A Common Stock, par value $.01 per share, of the Company and Class L Common Stock, par value $.01 per share, of the Company, upon the terms and subject to the conditions set forth in the Articles of Incorporation (the Common Stock into which the Preferred Stock is convertible being hereinafter referred to as the "Conversion Shares");

          WHEREAS, The Purchaser desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, (i) an aggregate of Three Million Four Hundred Sixty Six Thousand Six Hundred Eights (3,366,670) shares of Preferred Stock (the "Preferred Shares"), having a stated value of Four Dollars ($4.00) per share, for an aggregate purchase price of Thirteen Million Four Hundred Sixty Six Thousand Six Hundred Eighty Dollars ($13,466,680) (the "Purchase Price");

          WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering (1) Amendment No.1 to the Registration Agreement dated May 11, 1999 among the Company, Investment Stockholders specified therein, Executive Stockholders specified therein and Other Stockholders specified therein, in the form attached hereto as Exhibit "B" (the "Amended Registration Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws; (2) Amendment No.1 to the Stockholders Agreement dated May 11, 1999 among the Bain Stockholders, the Bear Stearns Stockholders and the FirstBoston Stockholder, in the form attached hereto as Exhibit "C" (the "Amended Stockholders Agreement"); and (3) a Confidentiality Agreement, in the form attached hereto as Exhibit "D" (the "Confidentiality Agreement").

          NOW, THEREFORE, the parties agree as follows:

                                   SECTION 1

                           Authorization and Sale of
                              the Preferred Stock

          1.1  Sale of the Preferred Stock.  Subject to the terms and conditions
               ---------------------------
hereof, the Company will issue and sell to the Purchaser and the Purchaser will buy from the Company the Preferred Shares for the Purchase Price, payable via wire transfer of immediately available Federal funds to an account designated in writing by the Company at least one day prior to the Closing Date.


                                   SECTION 2

                            Closing Date; Delivery

          2.1  Closing Date.  The closing of the purchase and sale of the
               ------------
Preferred Shares hereunder (the "Closing") shall be held within two business days after the date of this Agreement or on such other date upon which the Company and the Purchaser shall agree (the date of the Closing is hereinafter referred to as the "Closing Date").

          2.2  Delivery.  At the Closing, the Company will deliver to the
               --------
Purchaser duly executed certificates representing the Preferred Shares being purchased by Purchaser hereunder and the Purchaser will pay the Purchase Price in the manner specified in Section 2.1.


                                   SECTION 3

                 Representations and Warranties of the Company

          The Company hereby represents and warrants to the Purchaser as follows:

          3.1  Organization and Qualification; Subsidiaries.  The Company and
               --------------------------------------------
each of its Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of its state or jurisdiction of incorporation and has all requisite corporate power and corporate authority to own, lease and operate its properties and to carry on its business as now being conducted and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification and where failure to be in good standing or to so qualify would have a Material Adverse Effect on the Company. The term "Material Adverse Effect on the Company," as used in this Agreement, means any effect, event, occurrence, change or state of facts that, individually or aggregated with other effects, events, occurrences, changes or states of facts, is, or is reasonably likely to be, materially adverse to (i) the assets, liabilities, business, property, operations, condition as a whole (financial or otherwise) of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement. The Company has heretofore made available to Purchaser a complete and correct copy of its Articles of Incorporation, as amended, and By-Laws. The following is a list of every corporation, limited liability company, partnership or other business organization or entity of which the Company owns either directly or through its Subsidiaries, (a) more than 50% of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests therein, or (iii) the capital or profit interests therein, in the case of a partnership; or (b) or otherwise has the power to vote or direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body of such entity (the "Subsidiaries"): ICS Technologies, Inc., ICST, Inc., Integrated Circuit Systems PTE Ltd. and MicroClock, Inc.

          3.2  Capitalization; Subsidiaries.  Upon filing the Articles of
               ----------------------------
Incorporation with the Pennsylvania Department of State, the authorized capital stock of the Company will consist of 68,366,670 shares, including 3,366,670 shares of Preferred Stock, 31,000,000 shares of Class A Common Stock, 31,000,000 shares of Class B Common Stock and 4,000,000 shares of Class L Common Stock ("Common Stock"). As of the close of business on November 12, 1999, 15,612,588 shares of Class A Common Stock were issued and outstanding, 5,653,079 shares of Class B Common Stock were issued and outstanding and 2,362,852 shares of Class L Common Stock were issued and outstanding. Prior to the date of this Agreement, the Company had no shares of Preferred Stock authorized or issued and outstanding. Except for (i) 6,868,000 shares of Class A Common Stock and 137,000 shares of Class L Common Stock reserved for issuance pursuant to outstanding Options and rights granted under the Stock Plans, there are no existing options, warrants, calls, subscriptions, or other rights, or other agreements or commitments, obligating the Company to issue, transfer or sell any shares of capital stock of the Company or any of its Subsidiaries, other than in favor of the Company's senior secured lenders. All of the outstanding shares of capital stock of each of the Company's Subsidiaries have been validly issued and are fully paid and non-assessable.

          3.3  Authority Relative to this Agreement.
               ------------------------------------

               (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Upon receipt of the Board of Directors and shareholder approval as contemplated by Section 5.8, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly authorized by the Company Board and, to the extent necessary, the shareholders of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. Upon receipt of the Board of Directors and shareholder approval as contemplated by
Section 5.8, this Agreement has been duly and validly executed and delivered by the Company, and, assuming this agreement constitutes a valid and binding obligation of Purchaser, this Agreement will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

               (b) Other than in connection with, or in compliance with, the provisions of the Pennsylvania Business Corporation Law of 1988 ("BCL") with respect to the transactions contemplated hereby, and federal and state securities laws, no authorization, consent or approval of, or filing with, any Governmental Entity (as hereinafter defined) is necessary for the consummation by the Company of the transactions contemplated by this Agreement. As used in this Agreement, the term "Governmental Entity" means any government or subdivision thereof, domestic, foreign or supranational or any administrative, governmental or regulatory authority, agency, commission, tribunal or body, domestic, foreign or supranational.

          3.4  No Violation.  Neither the execution or delivery of this
               ------------
Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) constitute a breach or violation of any provision of the Articles of Incorporation or By-Laws of the Company, (ii) violate any applicable law or other restriction of any governmental body or (iii) constitute a breach or violation of any obligation, agreement, covenant, consideration or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other contract to which the Company is a party or by which it or any of its assets is subject.

          3.5  Financial Statements.  Since January 1, 1995, the Company has
               --------------------
filed all forms, reports and documents ("SEC Reports") with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder. Copies of all such SEC Reports have been made available to Purchaser by the Company or are publicly available on EDGAR. None of such SEC Reports (as of their respective filing dates) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading except as subsequently disclosed. The audited and unaudited consolidated financial statements of the Company included in the SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as otherwise stated in such financial statements, including the related notes) and fairly present the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited financial statements, to year-end audit adjustments. Except as set forth in the SEC Reports, at the date of the most recent audited financial statements of the Company included in the SEC Reports, neither the Company nor any of its Subsidiaries had, and since such date neither the Company nor any of such Subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would be required to be disclosed in a balance sheet of the Company prepared in accordance with generally accepted accounted principles except liabilities incurred in the ordinary and usual course of business and consistent with past practice, liabilities incurred in connection with the transactions contemplated by this Agreement, and liabilities that would not reasonably be expected to have a Material Adverse Effect on the Company.

          3.6  Compliance with Applicable Laws.  Except for matters relating to
               -------------------------------
Environmental Laws (which matters are covered in Section 3.12 hereof) or matters relating to real estate (which matters are covered in Section 3.20 hereof), (i) the Company and its Subsidiaries possess all permits, licenses, certifications and other governmental or regulatory authorizations and approvals necessary to enable the Company and its Subsidiaries to carry on their business as presently conducted except for such failures to have such permits, licenses, certifications or regulatory authorizations or approvals that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, and all such permits are valid, and in full force and effect and there exists no default thereunder and (ii) the operations of the Company and its Subsidiaries have been conducted in compliance with all laws, ordinances, regulations, judgments and decrees of any Governmental Entity applicable to the Company or such Subsidiary or by which it may be bound, except for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

          3.7  Litigation. Except as set forth in the SEC Reports filed prior to
               ----------
the date of this Agreement or on Section 3.7 of the Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened, at law or in equity, or before any Governmental Entity, against the Company or any of its Subsidiaries, and the matters set forth on Section 3.7 of the Disclosure Schedule, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company or would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement. Except as disclosed in the SEC Reports filed prior to the date of this Agreement or on Section 3.7 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree.

          3.8  Certain Approvals.  The Company Board has taken any and all
               -----------------
necessary and appropriate action to approve the transactions contemplated by this Agreement.

          3.9  Employee Benefit Plans.
               ----------------------

               (a) Section 3.9 of the Disclosure Schedule includes a list of all material employee benefit plans and programs providing benefits to any employee or former employee of the Company and its Subsidiaries sponsored or maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is obligated to contribute ("Plans"). Without limiting the generality of the foregoing, the term "Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder ("ERISA"), and all employee pension benefit plans within the meaning of Section 3(2) of ERISA.

               (b) With respect to each Plan, the Company has made available to Purchaser a true, correct and complete copy of: (i) all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles;
(ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the United States Internal Revenue Service (the "IRS"), if any.

               (c) The Company and each of its Subsidiaries has complied, and is now in compliance, in all material respects with all provisions of ERISA, the Internal Revenue Code of 1986, as amended, including the Treasury Regulations thereunder (the "Code") and all laws and regulations applicable to the Plans. With respect to each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Qualified Plans"),(i) such Plan is a Qualified Plan within the meaning of Section 401(a) of the Code, (ii) such Qualified Plans are within the remedial amendment period and (iii) the Company will submit such Qualified Plans to the IRS for a favorable determination letter within the remedial amendment period.

               (d) All contributions required to be made to any Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected in the financial statements of the Company included in the SEC Reports to the extent required under generally accepted accounting principles.

               (e)  No Plan is subject to Title IV or Section 302 of ERISA or
Section 412 or 4971 of the Code. Without limiting the generality of the foregoing, no Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA and which is subject to Title IV of ERISA (a "Multiple Employer Plan").

                 (f) There does not now exist, nor do any circumstances exist that could result in, any material liability under (i) Title IV of ERISA, (ii)
Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of section 601 et seq. of ERISA and Section 4980B of the Code, or (v) corresponding or similar provisions of foreign laws or regulations, other than a liability that arises solely out of, or relates solely to, the Plans, that would be a liability of the Company or any of its Subsidiaries following the Effective Time. Without limiting the generality of the foregoing, none of the Company, its Subsidiaries nor any ERISA Affiliate of the Company or any of its Subsidiaries has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA. An "ERISA Affiliate" means any entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the Company or any of its Subsidiaries, or that is a member of the same "controlled group" as the Company or any of its Subsidiaries, pursuant to
Section 4001(a)(14) of ERISA.

          3.10.  Taxes.
                 -----

                 (a) The Company and each of its Subsidiaries has timely filed all federal, state, local and foreign income Tax Returns (as hereinafter defined) required to be filed by it in all jurisdictions in which it is required to do so, and all other Tax Returns required to be filed by it, and such Tax Returns are true and complete, and the Company and each of its Subsidiaries has paid or caused to be paid all Taxes (as hereinafter defined) shown due on such Tax Returns and has made adequate provision in the Company's financial statements for payment of all Taxes that are not payable as of the date hereof or have not been paid, in respect of all taxable periods or portions thereof ending on or before the date hereof, except where the failure to so file or pay or make adequate provision would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All Tax Returns for the Company in respect of all years not barred by the statute of limitations have heretofore been made available by the Company to Purchaser. There are no outstanding Agreements, waivers or requests for waivers extending the statutory period of limitation applicable to any Tax Return of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries (i) has been a member of a group filing consolidated returns for federal income tax purposes (except for the group of which the Company is the common parent), (ii) is a party to or has any liability pursuant to a Tax sharing or Tax indemnity agreement or any other agreement of a similar nature that remains in effect or
(iii) has any liability for the Taxes of any person (other than any of the Company or its Subsidiaries) under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. No claim has ever been made by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that such person is or may be subject to taxation by such jurisdiction. None of the Company or its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code (S) 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law), (ii) "closing agreement" as described in Code (S) 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) or (iii) deferred intercompany gain or any excess loss account described in Treasury Regulations under Code Section 1502. None of the Company or its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Code (S) 280G (or any corresponding provision of state, local or foreign income Tax law).

                 (b) For purposes of this Agreement, the term "Taxes" means all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, transfer, license, payroll, withholding, capital stock and franchise taxes, imposed by the United States or any state, local or foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto. For purposes of this Agreement, the term "Tax Return" means any report, return or other information or document required to be supplied to a taxing authority in connection with Taxes.

          3.11.  Environmental Matters.
                 ---------------------

          Except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company (other than the representation with respect to the matters described in paragraph (c) below, which is made without any Material Adverse Effect qualification):

                 (a) with respect to the Business, the Company and its Subsidiaries have complied and are in compliance with all Environmental and Safety Requirements;

                 (b) without limiting the generality of the foregoing, the Company and its Subsidiaries have obtained and complied with, and are in compliance with, all permits, licenses and other authorizations that may be required pursuant to Environmental and Safety Requirements for the occupation of their facilities and the operation of the Business and all such permits, licenses and authorizations may be relied upon for the lawful operation of the Business and such facilities on and after the Closing without transfer, reissuance or other governmental action;

                 (c) neither the Company nor any Subsidiary has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to the Business or its past or current facilities and arising under Environmental and Safety Requirements;

                 (d) none of the following exists at any property or facility owned or operated by the Company or any Subsidiary in connection with the
Business: (i) underground storage tanks; (ii) asbestos-containing material in any form or condition; (iii) materials or equipment containing polychlorinated biphenyls; or (iv) landfills, surface impoundments, or disposal areas;

                 (e) with respect to the Business, neither the Company nor any Subsidiary has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, or any investigative, corrective or remedial obligations, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental and Safety Requirements;

                 (f) no facts, events or conditions relating to the past or present facilities, properties or operations of the Company, any Subsidiary, or any of their respective affiliates or predecessors the Business will prevent, hinder or limit continued compliance by the Business with Environmental and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage;

                 (g) neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental and Safety Requirements;

                 (h) with respect to the Business, neither the Company nor any Subsidiary has, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other person relating to Environmental and Safety Requirements; and

                 (i) for purposes of this Agreement, "Environmental and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, as such of the foregoing are enacted or in effect, prior to, on, or after the Closing Date.

          3.12.  Absence of Certain Changes.  Except as disclosed in the SEC
                 --------------------------
Reports, since July 3, 1999, through the date of this Agreement the Company (a) has conducted its business only in the ordinary course consistent with past practice and (b) has not:

                 (a) incurred any indebtedness for borrowed money, except borrowings from banks (or other financial institutions) necessary to meet ordinary course working capital requirements and to finance ordinary course capital expenditures;

                 (b) mortgaged, pledged or subjected to any Lien, any asset or related group of assets having a net book value in excess of $500,000;

                 (c) sold, leased, assigned or transferred any tangible asset or related group of assets having a net book value in excess of $500,000 except for the sale of inventory and obsolete or used machinery and equipment in the ordinary course of business consistent with past practice;

                 (d) sold, leased, assigned or transferred any interest in real estate having a net book value in excess of $500,000;

                 (e) sold, licensed, assigned or transferred any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets having a fair market value in excess of $500,000 individually or in the aggregate;

                 (f) waived or relinquished any right or claim or related group of rights or claims except any such item which the Company believes has a fair value of less than $500,000 individually or in the aggregate;

                 (g) (x) issued or sold any of its Common Stock or other equity securities or any warrants, options or other rights to acquire its Common Stock or other securities of the Company except for the issuance of Common Stock upon exercise of Options outstanding as of July 3, 1999, or (y) purchased or redeemed or agreed to purchase or redeem any Common Stock or other equity securities;

                 (h) made or entered into binding commitment for any capital expenditures or related group of capital expenditures in excess of $2,500,000;

                 (i) modified or amended in any material manner or terminated any Material Contract (as hereinafter defined) other than the termination of any such contract by its terms;

                 (j) granted any increase in the base compensation of, or made any other material change in the employments terms for, any of its directors, officers, and employees other than normal periodic increases or changes reflecting or based upon changed responsibilities or duties made in the ordinary course of business consistent with past practice or changes made pursuant to any collective bargaining agreements or existing contracts;

                 (k) adopted, modified, or terminated any bonus, profit-sharing, incentive, severance or other plan or contract for the benefit of any of its directors, officers, and employees, other than for changes which do not materially increase the aggregate cost of such plan or contract or which are required by law or a collective bargaining agreement; or

                 (l) declared or paid any dividend or other distribution with respect to the Common Stock.

          3.13.  Brokers. None of the Company, any of its Subsidiaries, or any
                 -------
of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

          3.14.  Material Contracts.  Except as set forth on Section 3.14 of the
                 ------------------
Disclosure Schedule or filed as exhibits to the SEC Reports, neither the Company nor any of its Subsidiaries is a party to any: (i) collective bargaining agreement or contract with any labor union; (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan; (iii) stock purchase, stock option, stock appreciation or similar plan; (iv) contract for the employment of any officer, individual employee or other person on a full-time or consulting basis involving an annual compensation commitment by the Company or a Subsidiary in excess of $200,000; (v) agreement or indenture relating to the borrowing of money in excess of $1,000,000 or to mortgaging, pledging or otherwise placing a Lien (other than a Permitted Lien (as defined herein)) on any material portion of the Company's assets; (vi) guaranty of any obligation for borrowed money in excess of $1,000,000; (vii) lease or agreement under which it is lessee of, or holds or operates any personal property owned by any other party, for which the annual rental exceeds $250,000, (viii) contract or group of related contracts with the same party for the purchase of inventories, supplies or services, under which the undelivered balance of such inventories, supplies or services has a selling price in excess of $1,000,000; (ix) contract or group of related contracts with the same party for the sale of products or services under which the undelivered balance of such products or services has a sales price in excess of $1,000,000; (x) agreement pertaining to Intellectual Property (as hereinafter defined) including, license agreements or similar arrangements; or (xi) contract which prohibits or limits the Company or a Subsidiary from freely engaging in business in the United States or anywhere else in the world (all such contracts and agreements, "Material Contracts"). The Company has provided or made available to Purchaser
(i) true and complete copies of all written Material Contracts, or (ii) with respect to such Material Contracts that have not been reduced to writing, a written description thereof, each of which is listed on Section 3.14 of the Disclosure Schedule. Neither the Company nor any of its Subsidiaries is, or has received any notice or has any knowledge that any other party is, in default in any respect under any such Material Contract, except for those defaults which would not reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on the Company; and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default by the Company or any of its Subsidiaries or, to the knowledge of the Company, by any other party thereto. For purposes of this Agreement, "Permitted Liens" shall mean (i) Liens for Taxes (other than those pursuant to Section 412 of the Code) or governmental assessments, charges or claims, the payment of which is not yet due, or for Taxes, the validity of which are being contested in good faith by appropriate proceedings; (ii) statutory Liens incurred in the ordinary course of business for sums not yet due or being contested in good faith; (iii) Liens relating to deposits made in the ordinary course of business; and (iv) Liens which do not individually or in the aggregate materially interfere with or materially impair the conduct of the Business as it is currently being conducted, or the value, marketability, use or ownership of the asset to which it attaches.

          3.15.  Issuance of Shares.  Upon receipt of the Board of Directors and
                 ------------------
shareholder approval as contemplated by Section 5.8, the Preferred Shares and the Conversion Shares will be duly authorized and, upon issuance in accordance with the terms of this Agreement or upon conversion of the Preferred Shares, as applicable, the Preferred Shares and the Conversion Shares will be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of securityholders of the Company (other than any such rights created by the Purchaser).

          3.16.  Intellectual Property.
                 ---------------------

                 (a) Section 3.16 of the Disclosure Schedule contains a complete and accurate list of all (i) patented or registered Intellectual Property (as hereinafter defined) owned or filed by the Company or any Subsidiary, (ii) pending patent applications and applications for registration of other Intellectual Property filed by or on behalf of the Company or any Subsidiary, (iii) material unregistered trade names, corporate names, or Internet domain names owned or used by the Company or any Subsidiary, (iv) material unregistered trademarks, service marks, copyrights and mask works owned or used by the Company or any Subsidiary, (v) all computer software owned and/or used by the Company or any of its Subsidiaries (other than mass-marketed software with a license fee of less than $10,000) that is material to the Business, and (vi) all material licenses or similar agreements or arrangements pertaining to Intellectual Property to which the Company or its Subsidiaries is a party, either as licensee or licensor. "Intellectual Property" means (i) all patents, patent applications and patent disclosures; all inventions (whether or not patentable and whether or not reduced to practice); (ii) all trademarks, service marks, trade names, logos, slogans, corporate names and Internet domain names, and all the goodwill associated with each of the foregoing; (iii) all mask works and registrations and applications for registry thereof; (iv) all registered and unregistered statutory and common law copyrights; (v) all registrations, applications and renewals for any of the foregoing; and (vi) all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, documentation and software, financial business and marketing plans, customer and supplier lists and related information and marketing materials and all other proprietary rights.

                 (b) Except as set forth on Section 3.16 of the Disclosure Schedule, (i) the Company or one of its Subsidiaries owns all right, title and interest to, or has a valid and enforceable license to use, all Intellectual Property necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted and free and clear of all Liens or other encumbrances or restrictions; (ii) no claim by any other Person contesting the validity, enforceability, use or ownership of any of the Intellectual Property owned or used by the Company or any of its Subsidiaries (the "Company Intellectual Property") has been made, is currently outstanding or, to the knowledge of the Company, is threatened (including, without limitation, any demand or request that the Company or its Subsidiaries license any rights from a third Person); (iii) neither the Company nor its Subsidiaries have received any notices of, nor are aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third Person with respect to the Company Intellectual Property; (iv) to the knowledge of the Company, neither the Company nor its Subsidiaries have infringed, misappropriated, or otherwise conflicted with any Intellectual Property or other rights of any third Persons and neither the Company nor its Subsidiaries is aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the business of the Company or its Subsidiaries as currently conducted; (v) no loss or expiration of any of the material Company Intellectual Property is threatened, pending or reasonably foreseeable; (vi) the transactions contemplated by this Agreement will have no Material Adverse Effect on the Company on the right, title and interest in and to the Company Intellectual Property; and (vii) the Company and its Subsidiaries have taken all necessary and desirable action to maintain and protect the Company Intellectual Property and will continue to maintain and protect the Company Intellectual Property to ensure that there is no effect on any of the Company Intellectual Property that would have a Material Adverse Effect on the Company.

          3.17.  Related Party Transactions. Except as set forth in Section 3.17
                 --------------------------
of the Disclosure Schedule hereto, and excluding intercompany arrangements solely between or among the Company and any of its Subsidiaries (or solely between or among Subsidiaries), no director, officer, partner, "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) of the Company or any of its Subsidiaries (i) has borrowed any monies from or has outstanding any indebtedness or other similar obligations to the Company or any of its Subsidiaries; (ii) owns any direct or indirect interest of any kind in, or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any person or entity which is (1) a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of the Company or any of its Subsidiaries, (2) engaged in a business related to the business of the Company or any of its Subsidiaries, (3) participating in any transaction to which the Company or any of its Subsidiaries is a party or (iii) otherwise a party to any contract, arrangement or understanding with the Company or any of its Subsidiaries.

          3.18.  Labor Relations and Employment.
                 ------------------------------

                 (a) Except as set forth on Section 3.18(a) of the Disclosure Schedule and except for matters which would not (other than in the case of clauses (i), (ii), (iii),(iv), (vi), (vii) and (ix) of this sentence) be reasonably likely to result in a Material Adverse Effect on the Company, (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, and during the past three years there has not been any such action; (ii) to the knowledge of the Company, no union claims to represent the employees of the Company or any of its Subsidiaries; (iii) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its Subsidiaries; (iv) none of the employees of the Company or any of its Subsidiaries is represented by any labor organization and the Company does not have any knowledge of any current union organizing activities among the employees of the Company or any of its Subsidiaries, nor does any question concerning representation exist concerning such employees; (v) the Company and its Subsidiaries are, and have at all times been, in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation; (vi) there is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar state or foreign agency; (vii) there is no grievance arising out of any collective bargaining agreement or other grievance procedure; (viii) no charges with respect to or relating to the Company or any of its Subsidiaries are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; and (ix) neither the Company nor any of its Subsidiaries has received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company or any of its Subsidiaries and no such investigation is in progress.

                 (b) Within the past five years , there has not been (i) a "plant closing" (as defined in the Worker Adjustment and Retraining Notification ("WARN") Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of its Subsidiaries; nor has the Company or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. None of the employees of the Company or any of its Subsidiaries has suffered an "employment loss" (as defined in the WARN Act) since three months prior to the date of this Agreement.

          3.19.  Year 2000. The Company has conducted an assessment, testing and
                 ---------
remediation of Year 2000 compliance issues as described in the SEC Reports. Based on such assessment, testing and remediation, the Company believes that all Information Technology used by the Company and its Subsidiaries are, and the Company has no knowledge, after due inquiry, that the Information Technology used by the Company's and its Subsidiaries' key suppliers, vendors and customers are not, reasonably expected on a timely basis to be Year 2000 Compliant (as defined below), except to the extent that a failure to do so would not reasonably be expected, individually or in the aggregate, to have Material Adverse Effect on the Company. "Year 2000 Compliant" means, with respect to the Company's information technology, the information technology is designed to be used prior to, during, and after the calendar Year 2000 A.D., and the information technology used during each such time period will accurately receive, provide and process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and leap year calculations and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data. "Information Technology" means the Company's internal application systems, infrastructure and procedures, and manufacturing and control processes and other computer applications.

          3.20.  Real Estate.
                 -----------

                 (a)  Owned Properties. There is no Real Property owned (the
                      ----------------
"Owned Real Property") by the Company used by the Company in the operation of the Company's business.

                 (b)  Leased Properties. Section 3.20 of the Disclosure Schedule
                      -----------------
sets forth a list of all of the leases and subleases ("Leases") and each leased and subleased parcel of real property in which the Company has a leasehold and subleasehold interest (the "Leased Real Property"). Each of the Leases are in full force and effect, and the Company holds a valid and existing leasehold or subleasehold interest under each of the Leases described in Schedule 3.20. With respect to each Lease set forth on Section 3.20 of the Disclosure Schedule: (i) the Lease is legal, valid, binding, enforceable and in full force and effect;
(ii) the Lease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (iii) neither the Company, nor, to the knowledge of the Company, any other party to the Lease, is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute such a breach or default by the Company or permit termination, modification or acceleration under the Lease by any other party thereto; (iv) the Company has not, and, to the knowledge of the Company, no third party has repudiated any provision of the Lease; (v) there are no disputes, oral agreements, or forbearance programs in effect as to the Lease;
(vi) the Lease has not been modified in any respect, except to the extent that such modifications are disclosed by the documents delivered to ICS; (vii) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Lease (except for Permitted Liens); and (viii) the Lease is fully assignable to ICS without the necessity of any consent or the Company shall obtain all necessary consents prior to the Closing.

                 (c)  Real Property Disclosure. Except as disclosed on Section
                      ------------------------
3.20 of the Disclosure Schedule, there is no Real Property leased or owned by the Company used in the Company's business. The Owned Real Property and Leased Real Property is referred to collectively herein as the "Real Property."

                 (d)  No Proceedings. There are no proceedings in eminent domain
                      --------------
or other similar proceedings pending or, to the knowledge of the Company, threatened, affecting any portion of the Real Property (except for Permitted Liens). There exists no writ, injunction, decree, order or judgment outstanding, nor any litigation, pending or threatened, relating to the ownership, lease, use, occupancy or operation by any person of the Real Property (except for Permitted Liens).

                 (e)  Condition and Operation of Improvements. All buildings and
                      ---------------------------------------
other improvements included within the Real Property (the "Improvements") are in good condition and repair and adequate to operate such facilities as currently used, and there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere with the use, occupancy or operation thereof in a manner that would reasonably be expected to have a Material Adverse Effect on the Company as currently used, occupied or operated or intended to be used, occupied or operated. No Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other improvement not included in the Real Property.

                 (f)  Permits. All required or appropriate certificates of
                      -------
occupancy, permits, licenses, franchises, approvals and authorizations (collectively, the "Real Property Permits") of all governmental authorities having jurisdiction over the Real Property, the absence of which could have a Material Adverse Effect on the Company, have been issued to the Company to enable the Real Property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are, as of the date hereof, in full force and effect. The Company has delivered complete and correct copies of the Real Property Permits to Purchaser. The Company has not received any notice from any governmental authority having jurisdiction over the Real Property threatening a suspension, revocation, modification or cancellation of any Real Property Permit and, to the knowledge of the Company, there is no basis for the issuance of any such notice or the taking of any such action.

          3.21.  Knowledge Qualification. Whenever a representation or warranty
                 -----------------------
contained herein is based on the knowledge of the Company, such representation and warranty is made based on the actual knowledge of the officers or directors of the Company and on the knowledge that the officers or directors of the Company would have if it had conducted a diligent inquiry into the subject matter of the representation or warranty.


                                   SECTION 4

                  Representations and Warranties of Purchaser

          Purchaser hereby represents and warrants to the Company as follows:

          4.1.   Organization. Purchaser is a corporation duly organized,
                 ------------
validly existing and in good standing under the laws of its jurisdiction of organization and has the power and authority to enter into the Transaction Documents and to carry out the transactions contemplated thereby.

          4.2.   Authorization.  It has all necessary corporate power and
                 -------------
authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by its Board and no other corporate proceedings on the part of it are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Purchaser, and, assuming this agreement constitutes a valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of Purchaser, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors generally, general equitable principles
(whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          4.3  Experience.  It has experience in evaluating and investing in
               ----------
private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

          4.4  Investment.  It is acquiring the Preferred Stock for investment
               ----------
for its own account, not as nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Preferred Stock has not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein.

          4.5  Rule 144.  It acknowledges that the Preferred Stock must be held
               --------
indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including (except as otherwise provided for in Rule 144(k)), among other things, the existence of a public market for the securities, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" or in transactions directly with a "market maker" and the amount of securities being sold during any three-month period not exceeding specified limitations.

          4.6  No Public Market.  It understands that no public market now
               ----------------
exists for any of the securities issued by the Company and that it is uncertain whether a public market will ever exist.

          4.7  Access to Data.  It has had an opportunity to discuss the
               --------------
Company's business, management and financial affairs with the Company's management and has had the opportunity to inspect the Company's facilities. It understands that such discussions, as well as any written information issued by the Company, were intended to describe the aspects of the Company's business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description. Nothing contained in this Section 4.7 shall be construed as a limitation of any of the representations and warranties contained in Section 3.

          4.8  Brokers or Finders.  The Purchaser has not incurred, and will not
               ------------------
incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Transaction Documents.

                                   SECTION 5

                      Conditions to Closing of Purchaser

          The obligation of the Purchaser at the Closing to purchase the Preferred Stock is, at the option of the Purchaser, subject to the fulfillment of the following conditions:

          5.1  Representations and Warranties Correct.  The representations and
               --------------------------------------
warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct as of the Closing Date. The Purchaser shall have received a certificate signed on behalf of the Company, by an authorized officer of the Company, to the effect set forth in this paragraph.

          5.2  Covenants.  All covenants, agreements and conditions contained in
               ---------
the Transaction Documents to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with. The Purchaser shall have received a certificate signed on behalf of the Company, by an authorized officer of the Company, to the effect set forth in this paragraph.

          5.3  Filing of Articles of Incorporation.  The Articles of
               -----------------------------------
Incorporation shall have been filed with the Secretary of the Commonwealth of Pennsylvania.

          5.4  Ancillary Agreements.  The Company and the required number of
               --------------------
signatories to the Registration Agreement shall have executed and delivered to the Purchaser the Amended Registration Agreement. The Company and the required number of signatories to the Stockholders Agreement shall have executed and delivered to the Purchaser the Amended Stockholders Agreement. The Company shall have executed and delivered to the Purchaser the Confidentiality Agreement.

          5.5  Delivery of Preferred Shares.  The Company shall have delivered
               ----------------------------
to the Purchaser duly executed certificates representing such number of Preferred Shares as being purchased by Purchaser hereunder.

          5.6  Opinion of Company Counsel.  The Company shall have delivered to
               --------------------------
the Purchaser an opinion of its counsel containing the opinions set forth in

Exhibit E attached hereto, and otherwise in a form reasonably acceptable to the
---------
Purchaser.

          5.7  Addendum to Purchase Agreement.  That certain Addendum "I"
               ------------------------------
Supplemental Provisions to Purchase Agreement - Goods (the "Purchase Addendum") between the Company and the Purchaser shall have been executed and delivered by the Company to the

Purchaser.

          5.8  Board and Shareholder Approval.  This Agreement, the Articles of
               ------------------------------
Incorporation, the Amended Registration Agreement, the Amended Shareholders Agreement and the Purchase Addendum shall have been approved by the Company's Board of Directors and the Articles of Amendment shall have been approved by the Company's shareholders, in each case in accordance with applicable provisions of the BCL, the Articles of Incorporation, the Company's By-laws and applicable agreements.

          5.9  Good Standing Certificate.  The Purchaser shall have received a
               -------------------------
good standing certificate with respect to the Company from the Secretary of the Commonwealth of Pennsylvania.


                                   SECTION 6

                       Conditions to Closing of Company

          The Company's obligation to sell and issue the Preferred Stock at the Closing Date is, at the option of the Company, subject to the fulfillment as of the Closing Date of the following conditions:

          6.1  Representations and Warranties Correct.  The representations and
               --------------------------------------
warranties made by the Purchaser in Section 4 hereof shall be true and correct when made, and shall be true and correct as of the Closing Date.

          6.2  Filing of Articles of Incorporation.  The Articles of
               -----------------------------------
Incorporation shall have been filed with the Pennsylvania Department of State.

          6.3  Ancillary Agreements.  The Purchaser shall have executed and
               --------------------
delivered to the Company the Amended Stockholders Agreement, the Amended Registration Agreement and the Confidentiality Agreement.

          6.4  Delivery of Purchase Price. The Purchaser shall have delivered to
               --------------------------
the Company funds in the total amount of Thirteen Million Four Hundred Sixty Six Thousand Six Hundred Eighty Dollars ($13,466,680), in payment of the Purchase Price, which may be evidenced by a check in such amount payable to the Company or by wire transfer of such amount to the Company's bank account.

          6.5  Addendum to Purchase Agreement.  That Purchase Addendum shall
               ------------------------------
have been executed and delivered by the Purchaser to the Company.

          6.6  Board and Shareholder Approval.  This Agreement, the Articles of
               ------------------------------
Incorporation, the Amended Registration Agreement, the Amended Shareholders Agreement and the Purchase Addendum shall have been approved by the Company's Board of Directors and the Articles of Amendment shall have been approved by the Company's shareholders, in each case in accordance with applicable provisions of the BCL, the Articles of Incorporation, the Company's By-laws and applicable agreements.


                                   SECTION 7

                     Affirmative Covenants of the Company

          The Company hereby covenants and agrees as follows:

          7.1  Financial Information.  At any time that the Company is not
               ---------------------
subject to the periodic reporting requirements of Section 13(a) or 15(d) of the Exchange Act, as long as Purchaser retains at least 25% of the Preferred Stock purchased hereunder (or a corresponding amount of Conversion Shares), the Company will mail to the Purchaser:

               (a) Within 90 days after the end of each fiscal year, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles, consistently applied, in reasonable detail and audited by independent public accountants selected by the Company.

               (b) Within 45 days after the end of each fiscal quarter, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal quarter, and unaudited consolidated statements of income and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such quarter, prepared in accordance with generally accepted accounting principles, consistently applied (not including any accompanying notes), subject to changes resulting from year-end audit adjustments.

               (c) Within 30 days after the end of each month, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such month, and unaudited consolidated statements of operations of the Company and consolidated statements of changes in financial position, for such month, prepared in accordance with generally accepted accounting principles, consistently applied (not including any accompanying notes), subject to changes resulting from year-end audit adjustments.

               (d) Within 30 days after the end of each fiscal year, an annual budget for the ensuing fiscal year.

          7.2  Shareholder and Commission Reports.  At any time that the Company
               ----------------------------------
is subject to the periodic reporting requirements of Section 13(a) or 15(d) of the Exchange Act, as long as Purchaser retains at least 25% of the Preferred Stock purchased hereunder (or a corresponding amount of Conversion Shares), the Company will deliver to the Purchaser copies of annual reports and copies of all other documents, reports and information furnished by the Company to its shareholders or filed with or supplied to any securities exchange or pursuant to the requirements of such exchange or, as the case may be, the SEC pursuant to the 1933 Act or the Exchange Act.

                                   SECTION 8

      Restrictions on Transferability of Securities; Registration Rights

          8.1  Restrictions on Transfer.  The Preferred Stock and the Conversion
               ------------------------
Shares will be subject to the restrictions on transfers set forth in Section 8 hereof. The Purchaser will cause any proposed transferee of the securities held by the Purchaser to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 8.

          8.2  Restrictive Legend.  The Preferred Stock shall be (unless
               ------------------
otherwise permitted by the provisions of Section 8.3 below) stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

          THIS PREFERRED STOCK AND THE SHARES INTO WHICH IT MAY BE CONVERTED HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT. COPIES OF THE PURCHASE AGREEMENT DATED DECEMBER 23, 1999, COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL OFFICE OF THE CORPORATION.

          8.3  Notice of Proposed Transfers.  The Purchaser by its acceptance of
               ----------------------------
the Preferred Stock agrees to comply in all respects with the provisions of this
Section 8.3.  Prior to
any proposed transfer of the Preferred Stock or Conversion Shares, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Purchaser shall give written notice to the Company of its intention to effect such transfer. Such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail to evidence compliance with securities laws, and shall be accompanied (except in transactions in compliance with Rule 144) by either (i) a written opinion of the in-house counsel of the Purchaser or other legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Preferred Stock or the Conversion Shares may be effected without registration under the Securities Act, or (ii) a "no action" letter from the SEC to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon the Purchaser shall be entitled to transfer such Preferred Stock or the Conversion Shares in accordance with the terms of the notice delivered by the Purchaser to the Company. The certificate evidencing the Preferred Stock or the Conversion Shares, as applicable, transferred as above provided shall bear the appropriate restrictive legend set forth in Section 8.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

          8.4  Required Registration and Notice.  The holder of the Preferred
               --------------------------------
Stock and the Conversion Shares (the Preferred Stock and the Conversion Shares being collectively referred to as the "Registrable Shares") will be entitled to the registration rights set forth in the Amended Registration Agreement.


                                   SECTION 9

                                 Miscellaneous

          9.1  Governing Law.  This Agreement shall be governed in all respects
               -------------
by the internal laws of the State of Pennsylvania.

          9.2  Counterparts; Telecopied Signatures.  This Agreement and any of
               -----------------------------------
the Transaction Documents may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument. The execution signatures of any party pursuant to this Agreement and any of the Transaction Documents may be delivered by telecopy, and any execution signature so delivered shall have the same legal force and effect as the delivery of an ink execution signature. At the request of any other party, each party delivering execution signatures via telecopier will promptly provide original ink execution signatures following the date hereof.

          9.3  Termination.  This Agreement may be terminated and the
               -----------
transactions
contemplated hereby may be abandoned by either party upon written notice to the other party if approval of this Agreement and the transactions contemplated thereby by the Board of Directors or shareholders of the Company is not obtained by January 31, 1999. In the event of the termination of this Agreement pursuant to this Section 9.3, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, other than the provisions of Section 9.8 hereof, which shall survive any such termination. Nothing contained in this Section 9.3 shall relieve any party from liability for any breach of any covenant of this Agreement or any breach of warranty or any misrepresentation.

          9.4  Survival.  The representations, warranties, covenants and
               --------
agreements made herein shall survive any investigation made by the Purchaser and the Closing for a period of one year following the Closing Date, except for
Article VII hereof, which shall survive the Closing and shall expire only in accordance with its terms.

          9.5  Successors and Assigns.  Except as otherwise provided herein, the
               ----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the rights of the Purchaser to purchase the Preferred Stock shall not be assignable without the consent of the Company, which consent shall not be unreasonably withheld; and provided further that the Company may not assign its rights hereunder.

          9.6  Entire Agreement; Amendment.  This Agreement and the other
               ---------------------------
documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement and the other documents delivered pursuant hereto at the Closing, nor any term hereof or thereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

          9.7  Notices, etc.  All notices and other communications required or
               -------------
permitted hereunder shall be in writing and shall be delivered personally, by overnight courier, or by messenger, addressed to the other party at the address set forth below, or at such other address as such party shall furnish to the other in writing in accordance with this Section.

          If to Company:      Integrated Circuit Systems, Inc.
                              23435 Boulevard of the Generals
                              P.O. Box 968
                              Valley Forge, PA 19482
                              Attention:     Hock E. Tan
                              Telecopier:    610-630-3385

             with a copy to:  Pepper Hamilton LLP
                              3000 Two Logan Square
                              18/th/ and Arch Streets
                              Philadelphia, PA  19103-2799
                              Attention:  Robert Friedel, Esq.
                              Telecopier:  (215) 981-4750


          If to Purchaser:    Intel Corporation
                              2200 Mission College Blvd.
                              Santa, Clara, CA 95052
                              Attention:  Jose Blanc
                              Telecopier:     (408) 765-6038

             with a copy to:  Gibson, Dunn & Crutcher LLP
                              333 South Grand Avenue
                              Los Angeles, CA  90071
                              Attention:  Brette S. Simon, Esq.
                              Telecopier:  (213) 229-7520

          Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given upon actual receipt of delivery or refusal of delivery by the intended recipient.

          9.8  Expenses.  The Company and the Purchaser shall each bear its own
               --------
expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby; except that the Company will reimburse the Purchaser all out-of-pocket fees and expenses, including attorneys' and accountants' fees, whether incurred prior to, on or after the date hereof, in connection with the consummation of all transactions contemplated by this Agreement, up to a maximum of all such fees and expenses of $20,000.

          9.9  Severability.  In the event that any provision of this Agreement
               ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

          9.10 Titles and Subtitles.  The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement under seal as of the day and year first above mentioned.

                              INTEGRATED CIRCUIT SYSTEMS, INC.


                              BY: /S/ HOCK E. TAN
                                 ------------------------------------
                                 Title: President and cheif executive
                                        officer

                              INTEL CORPORATION


                              BY: /S/ Arvind Sodhni
                                 -------------------------------------
                                 Title: Vice President and Treasurer